                                                                     EXHIBIT 2.3
[STAMP]


                     ARTICLES/CERTIFICATE OF SHARE EXCHANGE
                                    BY WHICH

                NORTH AMERICAN SECURITY & FIRE ACQUISITIONS, INC.
                             (A NEVADA CORPORATION)

                               SHALL EXCHANGE WITH

                      NORTH AMERICAN SECURITY & FIRE, INC.
                             (A NEVADA CORPORATION)

(NEVADA: NRS 78.458)

FIRST, THE PLAN OF REORGANIZATION AND SPIN-OFF:

(1) That certain PLAN OF REORGANIZATION AND SPIN-OFF, dated December 21, 1999, is attached hereto and incorporated herein by this reference as though fully set forth herein, along with AMENDMENT thereto of December 22, 1999.

SECOND, INFORMATION RE SHAREHOLDER ACTION:

(2) On December 21, 1991 the shareholders of both corporations authorized and approved the Spin-Off, at a Meeting of Shareholders, duly called upon notice to all shareholders, 81.92% of all shares issued and outstanding, voting in the affirmative. There were 11,145,000 shares issued and outstanding. 9,130,000 shares were present and voting in the affirmative. (Nevada: NRS 78.454).

THIRD, CORPORATE AUTHORITY:

(3) The PLAN OF REORGANIZATION AND SPIN-OFF and the performance of the terms of the PLAN OF REORGANIZATION AND SPIN-OFF, by the each and all of the parties and entities mentioned in the PLAN OF REORGANIZATION AND SPIN-OFF were duly authorized by all action required by the laws under which each was incorporated or organized and by its constituent documents, to which representation each of the undersigned duly certifies and attests. The AMENDMENT consists of a delay of the effective date, and nothing further.

FOURTH, SIGNIFICANT PROVISIONS:

(4.1) All businesses and assets of the Parent: North American Security & Fire Acquisitions, Inc. were transferred to the recently created subsidiary: North American Security & Fire, Inc. and the ownership of that subsidiary was spun-off and distributed, share for share to the shareholders of the parent, with the result that the shareholders own each corporation independently of the other.

FIFTH, EFFECTIVE DATE:

(5) The exchange shall become effective at the earliest date provided or allowed by law, and not later than certification by each applicable State Official of that this document has been accepted for filing and filed.


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                                              ARTICLES OF SHARE EXCHANGE  PAGE 2

SIXTH SIGNING:

(6) These Articles of Exchange are signed by the duly authorized Officers of the each applicable entity as follows:

NORTH AMERICAN SECURITY & FIRE,                         NORTH AMERICAN SECURITY
ACQUISITIONS, INC.                                                 & FIRE, INC.
(PARENT)                                                            (SUBSIDIARY)
(A NEVADA CORPORATION)                                    (A NEVADA CORPORATION)

by                                                                           by

 /s/ KIRT W. JAMES                               /s/ KIRT W. JAMES
 ----------------------------------              -------------------------------
 Kirt W. James                                                     Kirt W. James
 President                                                             President



 /s/ J. DAN SIFFORD                              /s/ J. DAN SIFFORD
 ----------------------------------              -------------------------------
 J. Dan Sifford                                                   J. Dan Sifford
 Secretary                                                             Secretary

================================================================================

State of California                        Subscribed and sworn (or affirmed) to

County of Orange                           before me this  1st  day of April


                                           1999, by

[NOTARY PUBLIC SEAL]                           /s/ SHARON BRADSHAW
                                               ---------------------------------
                                               Notary Public
================================================================================
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                       PLAN OF REORGANIZATION AND SPIN-OFF
                                    BY WHICH

                  NORTH AMERICAN SECURITY & FIRE, INC. (PARENT)
                             (A NEVADA CORPORATION)

                                 SHALL SPIN-OFF

                NORTH AMERICAN SECURITY & FIRE, INC. (SUBSIDIARY)
                             (A NEVADA CORPORATION)


         THIS PLAN OF REORGANIZATION AND ACQUISITION is made and dated this day of December 21, 1998 by and between the above referenced corporations, and shall become effective on "the Effective Date" as defined herein.

                            I. THE INTERESTED PARTIES

         A. THE PARTIES TO THIS PLAN

         1. NORTH AMERICAN SECURITY & FIRE, INC. ("Parent"),

         2. NORTH AMERICAN SECURITY & FIRE, INC. ("Subsidiary"),

                                  II. RECITALS

         A. THE CAPITAL OF THE PARTIES:

         1. THE CAPITAL OF PARENT consists of 50,000,000 shares of common voting stock of $.001 par value authorized, of which 11,045,000 shares are issued and outstanding.

         2. THE CAPITAL OF SUBSIDIARY consists of 50,000,000 shares of common voting stock of $.001 par value authorized, of which no shares are issued and outstanding.

         B. THE BACKGROUND FOR THE REORGANIZATION: Parent desires to spin-off and distribute its business to its shareholders as new private corporation.

         C. THE BOARDS OF DIRECTORS of both Corporations respectively have determined that it is advisable and in the best interests of each of them and both of them to proceed with the reorganization in accordance with IRS Section 368.

         D. THE SHAREHOLDERS OF PARENT, having approved the acquisition, this agreement was approved and adopted by the Board of Directors of Parent in a manner consistent with the laws of its Jurisdiction its constituent documents.

         E. THE SHAREHOLDERS OF SUBSIDIARY, having approved the acquisition, this agreement was approved and adopted by the Board of Directors of Subsidiary in a manner consistent with the laws of its Jurisdiction its constituent documents.

                                             PLAN OF REORGANIZATION AND SPIN-OFF
                                                               Parent/Subsidiary
                                                        December 21, 1998 Page 2


                           III. PLAN OF REORGANIZATION

         A. REORGANIZATION AND SPIN-OFF: North American Security & Fire, Inc. (parent) and the North American Security & Fire, Inc. (subsidiary) are hereby reorganized, such that subsidiary shall acquire all assets and businesses of parent, and parent shall then spin-off and distribute ownership of its wholly-owned subsidiary North American Security & Fire, Inc. (subsidiary) to its North American Security & Fire, Inc. (parent) shareholders, share for share.

         B. EFFECTIVE DATE: This PLAN OF REORGANIZATION AND ACQUISITION shall become effective at close of business December 31, 1998, upon approval and adoption by the parties hereto, in the manner provided by the law of the places of incorporation and constituent corporate documents, and the time of such effectiveness shall be called the effective date hereof.

         C. SURVIVING CORPORATION: Both corporations shall survive the Reorganization herein contemplated and shall continue to be governed by the laws of its respective State of Incorporation.

         Rights of Dissenting Shareholders: North American Security & Fire, Inc. (parent) is the entity responsible for the rights of dissenting shareholders.

         D. SURVIVING ARTICLES OF INCORPORATION: The Articles of Incorporation of each Corporation shall remain in full force and effect, unchanged.

         E. SURVIVING BY-LAWS: The By-Laws of each Corporation shall remain in full force and effect, unchanged.

         F. CONVERSION OF OUTSTANDING STOCK: Forthwith upon the effective date hereof, North American Security & Fire, Inc. (subsidiary) shall cause issuance of new investment shares of subsidiary common stock to the shareholders of North American Security & Fire, Inc. (parent), share for share. This issuance by subsidiary shall be made pursuant to Section 4(2) of the Securities Act of 1933, and further pursuant to Rule 145 adopted by the commission pursuant to its authority under Section 3 of the Act. Accordingly, immediately following the effectiveness of the reorganization, the shareholdings of North American Security & Fire, Inc. (parent) shall be unchanged, and the shareholders of parent shall also be the shareholders of North American Security & Fire, Inc. (subsidiary).

         G. NAME CHANGE: Forthwith upon the effective date hereof, North American Security & Fire, Inc. (parent) shall be renamed North American Security & Fire Acquisitions, Inc. or its substantial equivalent.


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                                             PLAN OF REORGANIZATION AND SPIN-OFF
                                                               Parent/Subsidiary
                                                        December 21, 1998 Page 3


         H. FURTHER ASSURANCE, GOOD FAITH AND FAIR DEALING: The Directors of each Company shall and will execute and deliver any and all necessary documents, acknowledgments and assurances and do all things proper to confirm or acknowledge any and all rights, titles and interests created or confirmed herein; and both companies covenant hereby to deal fairly and good faith with each other and each others shareholders.

         THIS PLAN OF REORGANIZATION AND MERGER is executed on behalf of each Company by its duly authorized representatives, and attested to, pursuant to the laws of its respective place of incorporation and in accordance with its constituent documents.

NORTH AMERICAN SECURITY                                NORTH AMERICAN SECURITY
& FIRE, INC. (PARENT)                                & FIRE, INC. (SUBSIDIARY)
(A NEVADA CORPORATION)                                  (A NEVADA CORPORATION)

by                                                                          by

/s/ KIRT W. JAMES                          /s/ KIRT W. JAMES
--------------------------------------     -----------------------------------
Kirt W. James                                                    Kirt W. James
President                                                            President



/s/ J. DAN SIFFORD                         /s/ J. DAN SIFFORD
--------------------------------------     -----------------------------------
J. Dan Sifford                                                  J. Dan Sifford
Secretary                                                            Secretary